Exhibit 4.1

EXECUTION VERSION

VERIGY LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 200601091C)

as Issuer

AND

U.S. Bank National Association

as Trustee

Indenture

Dated as of July 15, 2009

5.25% Convertible Senior Notes due 2014

i

v

INDENTURE, dated as of July 15, 2009, between Verigy Ltd., a company duly incorporated and existing under the laws of the Republic of Singapore, as Issuer (the “Company”), having its principal office at No. 1 Yishun Avenue 7, Singapore 768923 and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 5.25% Convertible Senior Notes due 2014 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 4.13(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 9.03 hereof.

“Additional Securities” means any Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 3.01 hereof, as part of the same series and with the same CUSIP number as the Initial Securities.

“Additional Shares” has the meaning specified in Section 7.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.09(a).

“Applicable Conversion Price” means the Conversion Price in effect at any given time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or the General Counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Clearstream” means Clearstream Banking S.A.

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company (a) by its Chief Executive Officer, its President, or its Chief Financial Officer or any of its Vice Presidents, and (b) by its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents, and delivered to the Trustee.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 7.02(b).

“Conversion Notice” shall have the meaning specified in Section 7.02(b).

“Conversion Price” means, per Ordinary Share, $1,000 divided by the Applicable Conversion Rate, subject to adjustment as set forth herein.

“Conversion Rate” means initially 76.2631 Ordinary Shares per $1,000 Principal Amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 633 West 5th Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Verigy Ltd., 5.25% Convertible Senior Notes due 2014).

“Custodian” means U.S. Bank National Association, as custodian with respect to the Securities in global form, or any successor entity.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 7.07(c).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means, for the purposes of Section 7.04, the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Holder” has the meaning specified in Section 4.13(a).

“Excluded Taxes” has the meaning specified in Section 4.13(a).

“Final Offering Memorandum” means the final offering memorandum dated July 9, 2009 relating to the Securities.

“Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s Subsidiaries or the Company’s or the Company’s Subsidiaries’ employee benefit plans files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors;

(2) consummation of any share exchange, consolidation or merger involving the Company pursuant to which the Ordinary Shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that a share exchange, consolidation or merger transaction in which (i) the Ordinary Shares are not changed or exchanged except to the extent necessary to reflect a change in the Company’s jurisdiction or (ii) the holders of more than 50% of all Ordinary Shares entitled to vote generally in the election of the Company’s directors immediately prior to such transaction own, directly or indirectly, more than 50% of all Ordinary Shares entitled to vote generally in the election of the directors of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction shall not, in either case, be a Fundamental Change;

(3) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) the Ordinary Shares (or other Capital Stock into which the Securities are then convertible pursuant to the terms of this Indenture) cease to be listed on a United States national securities exchange.

Notwithstanding the foregoing, a Fundamental Change as a result of clauses (1) or (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Ordinary Shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of this transaction or transactions, the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.

“Fundamental Change Company Notice” has the meaning specified in Section 8.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 8.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 8.01(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 8.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” means J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

“Initial Securities” means Securities in an aggregate principal amount of $138,000,000, initially issued under this Indenture.

“Interest Payment Date” means each January 15 and July 15 of each year.

“Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

“Last Reported Sale Price” means, on any Trading Day date, the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Ordinary Shares on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per Ordinary Share in the over-the-counter market on the relevant Trading Day as reported by Pink Sheets LLC or similar organization selected by the Company. If the Ordinary Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share for the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” has the meaning specified in Section 15.07.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Merger Event” has the meaning specified in Section 7.05.

“Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Securities outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Notice of Optional Redemption” has the meaning specified in Section 5.03.

“Notice of Tax Redemption” has the meaning specified in Section 6.02.

“Notice of Election” has the meaning specified in Section 6.03(b).

“Officers’ Certificate” means a certificate signed (a) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (b) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, and delivered to the Trustee.

“Open of Business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.

“Optional Redemption” has the meaning specified in Section 5.01.

“Ordinary Shares” means the ordinary shares, no par value, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Ordinary Shares shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest and Additional Amounts, the Redemption Price or the Fundamental Change Purchase Price of, any Securities on behalf of the Company. U.S. Bank National Association shall initially be the Paying Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $2,000 Principal Amount and multiples of 1,000 in excess thereof.

“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Publicly Traded Securities” means shares of Capital Stock or American Depository Shares representing shares of common stock or similar equity securities which are traded on a United States national securities exchange, or, with respect to a transaction that otherwise would be a Fundamental Change, which will be so traded when issued or exchanged in connection with such transaction.

“Purchase Agreement” means the Purchase Agreement, dated July 9, 2009, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Property” has the meaning specified in Section 7.05.

“Regular Record Date” means, with respect to the payment of interest on the Securities (including Additional Interest, if any) Close of Business on January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date.

“Relevant Jurisdiction” has the meaning specified in Section 4.13(a).

“Restricted Global Security” means a Global Security representing Restricted Securities.

“Restricted Security” has the meaning specified in Section 2.05.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Information” has the meaning specified in the Securities.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares is listed or admitted for trading.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” has the meaning specified in the first paragraph of the Recitals of the Company, and includes any Security or Securities, as the case may be, authenticated and delivered under this Indenture, including any Global Security. The Initial Securities and the Additional Securities shall be treated as a single class and have the same CUSIP number for purposes of this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.

“Share Price” has the meaning specified in Section 7.07(c).

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date of the Securities.

“Spin-Off” has the meaning specified in Section 7.04(c).

“Stated Maturity” means July 15, 2014.

“Surviving Person” has the meaning specified in Section 4.13(a).

“Subsidiary” means, with respect to any Person, of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or one or more other Subsidiaries, or the Company and one or more Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Company” has the meaning specified in Section 10.01.

“Tax Redemption” has the meaning specified in Section 6.01(a).

“Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Ordinary Shares are then listed or admitted for trading or, if the Ordinary Shares are not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded, and (ii) a Last Reported Sale Price for the Ordinary Shares is available on such securities exchange or market. If the Ordinary Shares are not so listed or traded, “Trading Day” means a Business Day.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“U.S.” means the United States of America.

“Valuation Period” has the meaning set forth in Section 7.04(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or certificates of public officials.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 15.02, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. No Recourse Against Others. No director, officer, employee, shareholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture. Each Holder by accepting a Security waives and releases such liability.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02. Form of Face of Security. [THIS SECURITY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO VERIGY LTD. OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION

FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

5.25% Convertible Senior Notes due 2014

No. [ ]	U.S. $[ ]

CUSIP NO. [    ]

Verigy Ltd., a company duly incorporated and validly existing under the laws of the Republic of Singapore (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [            ], or registered assigns, the principal sum of [    ] UNITED STATES DOLLARS (U.S. $[        ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on July 15, 2014. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is July 15, 2009.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security into Ordinary Shares of the Company and to the ability and obligation of the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VERIGY LTD.

By:
Name:	Robert J. Nikl
Title:	Chief Financial Officer

By:
Name:	Kenneth M. Siegel
Title:	Vice President and General Counsel

Section 2.03 . Form of Reverse of Security.

VERIGY LTD.

5.25% Convertible Senior Notes due 2014

This Security is one of a duly authorized issue of Securities of the Company, designated as its 5.25% Convertible Senior Notes due 2014 (the “Securities”), initially limited in aggregate principal amount to $138,000,000, (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) all issued or to be issued under and pursuant to an Indenture dated as of July 15, 2009 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Indenture provides that Additional Securities may be issued thereunder, if certain conditions are met.

Interest. The Securities will bear interest at a rate of 5.25% per year. Interest on the Securities will accrue from and including July 15, 2009, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning January 15, 2010. Pursuant to Section 9.03 of the Indenture, in certain circumstances, the Holders of Securities shall be entitled to receive Additional Interest.

Subject to Section 5.01(b) of the Indenture, interest (including Additional Interest, if any) will be paid to the person in whose name a Security is registered at the Close of Business on the January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.

Additional Amounts. The Company shall pay to the Holders such Additional Amounts as may become payable under Section 4.13 of the Indenture. Whenever in the Indenture or this Security, there is mentioned, in any context, the payment of Principal Amount and interest or any other amount payable under, or with respect to, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in Section 4.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Ranking. The Securities constitute a general unsecured and unsubordinated obligation of the Company.

Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part at any time commencing on or after July 20, 2012 at the option of the Company if the Last Reported Sale Price of the Company’s Ordinary Shares has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides Notice of Optional Redemption. The Redemption Price for any such Optional Redemption is equal to 100% of the Principal Amount of the Securities to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.

Redemption For Tax Reasons; Notice of Election by Holder. Subject to the terms of the Indenture, the Company may, at its option, redeem the Securities, in whole but not in part, for an amount equal to 100% of the Principal Amount of the Securities, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date (the “Redemption Price”), but without reduction for applicable taxes of the Relevant Jurisdiction (except in the case of certain Excluded Holders), if the Company (including any Surviving Person) has, or on the next Interest Payment Date, would become obligated to pay to the Holders Additional Amounts (that are more than a de minimis amount) as a result of any change occurring on or after July 9, 2009 in the laws or any rules or regulations of the government of any jurisdiction in which the Company, or any entity that assumes the Company’s rights and obligations under the Securities (a “Surviving Person”), is or is deemed to be organized, resident or doing business for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, a “Relevant Jurisdiction”) or any amendment or change occurring on or after July 9, 2009 in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination); provided that the Company cannot avoid these obligations by taking commercially reasonable measures available to it and that the Company delivers to the Trustee an opinion of outside legal counsel specializing in Relevant Jurisdiction taxation and an Officers’ Certificate attesting to such change and obligation to pay Additional Amounts (such a redemption, referred to herein as a “Tax Redemption”).

Upon receiving a Notice of Tax Redemption, each Holder may elect to not have all or any of its Securities redeemed pursuant to the Tax Redemption, in which case the Company will not be required to pay any Additional Amounts with respect to such Securities solely as a result of the change or amendment in the tax laws of the Relevant Jurisdiction that caused such Additional Amounts to be paid (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after such Redemption Date, and all future payments with respect to such Securities will be subject to the deduction or withholding of such Relevant Jurisdiction Taxes required by law to be deducted or withheld as a result of such change or amendment. A Holder electing to not have its Securities redeemed pursuant to a Tax Redemption must deliver to the Paying Agent designated by the Company for such purpose in the Notice of Tax Redemption, a written Notice of Election (the “Notice of Election”) in the form provided on the back of this Security (or a facsimile thereof), or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on the fifth Business Day prior to the Redemption Date. A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the Notice of Tax Redemption, a written notice of withdrawal prior to the Close of Business on the Business Day prior to the Redemption Date. If no such election is made, the Holder will have its Securities redeemed without any further action.

Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.

Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Redemption Price and Fundamental Change Purchase Price. If money sufficient to pay the Redemption Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be redeemed or purchased on a Redemption Date or on a Fundamental Change Purchase Date, respectively, is deposited with the Paying Agent on the Redemption Date or the Fundamental Change Purchase Date, respectively, such Securities will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into Ordinary Shares at the Applicable Conversion Rate. The initial Conversion Rate is 76.2631 Ordinary Shares per $1,000 Principal Amount of Securities (equivalent to a Conversion Price of approximately $13.11), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay Ordinary Shares as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Rule 144A Information. Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Acceleration of Maturity. If an Event of Default shall occur and be continuing, the Principal Amount plus interest (including Additional Interest, if any) through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplement Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the

Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Limitation or Suits. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security and indemnity reasonably satisfactory to it, the Trustee shall not have received from the Holders of a majority in aggregate Principal Amount of outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security in the case of an Event of Default under Section 9.01(a) or Section 9.01(b) of the Indenture.

Unconditional Rights of Holders to Receive Payment. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Redemption Price or Fundamental Change Purchase Price of, and interest (including Additional Interest, if any) on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the

Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Denominations. The Securities are issuable only in registered form in denominations of $2,000 and any multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears

on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.

CONVERSION NOTICE

If you want to convert this Security into Ordinary Shares of the Company, check the box: ☐

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF ELECTION UPON TAX REDEMPTION

CUSIP No.

Principal Amount of this Security: $

If you elect not to have this Security redeemed by the Company, check the box: ☐

If you elect to have only part of this Security redeemed by the Company, state the Principal Amount to be redeemed, which must be $1,000 or a multiple thereof, and in no event shall a Security of a Principal Amount of $2,000 or less be redeemed in part.

$

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If Physical Securities have been issued, the certificate numbers shall be stated in this notice.

Section 2.04. Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	U.S. Bank National Association, as Trustee

By
Authorized Signatory

Section 2.05. Legend on Restricted Securities. During the period beginning on the Issue Date and ending on the later of (x) one year after the last original Issue Date or such shorter period of time as permitted by Rule 144 under the Act or any successor provision thereunder and (y) such later date, if any, as may be required by applicable law, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.06. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.06 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.

ARTICLE 3

THE SECURITIES

Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited $138,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.05, 3.06, 3.07, 3.10, 5.06 or 8.05. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Securities of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Securities to or upon the written order of the Company, without any further action by the Company hereunder; provided however that the Company may issue Additional Securities only if: (1) such Additional Securities and Initial Securities are treated as part of the same issue of debt instruments for purposes of U.S. federal income tax laws or pursuant to a “qualified reopening” and are treated as issued without any original issue discount for U.S. federal income tax purposes; (2) such Additional Securities have the same CUSIP number as the Initial Securities; and (3) the Trustee receives an Officers’ Certificate to the effect that such issuance of Additional Securities complies with the provisions of this Indenture, including each provision of this paragraph.

The Securities shall be known and designated as the “5.25% Convertible Senior Notes due 2014” of the Company. The Principal Amount shall be payable at the Stated Maturity.

The Principal Amount of and interest on Global Securities registered in the name of the Depository its nominee shall be paid by wire transfer in immediately available funds to the Depository or its nominee, as applicable.

The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than two days prior to the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

Section 3.02. Ranking. The Securities constitute a general unsecured and unsubordinated obligation of the Company.

Section 3.03. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $2,000 and any multiple of $1,000 in excess thereof.

Section 3.04. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company (a) by its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents and (b) by its Treasurer, any Assistant Treasurer, the Secretary or any of its Vice Presidents.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.05. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

Section 3.06. Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

(a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.10).

At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Securities.

Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05 not involving any transfer.

Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Purchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

(b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.06 and by Sections 2.02, 2.05 and 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned resale registration statement.

As used in the preceding two paragraphs of this Section 3.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

(c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

(d) To the extent that any Additional Securities issued pursuant to Section 3.01 are not Restricted Securities, the restrictions on transfer set forth in this Section 3.06 shall not apply to such Additional Securities.

Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Section 3.09. Book-Entry Provisions for Global Securities.

(a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the outstanding Securities shall have become due and payable pursuant to Section 9.02 and the Trustee requests that Physical Securities be issued or (iii) the Company, at its option, notifies the

Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

(e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (c) of Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

(f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 3.10. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Securities so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Securities. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

(i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 3.11. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office.

So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.12, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest (including Additional Interest, if any) on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest (including Additional Interest, if any) on the Securities when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest (including Additional Interest, if any) on the Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or interest (including Additional Interest, if any) on the Securities when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

Section 4.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary.

Section 4.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or the Republic of Singapore, or any political subdivision thereof, or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Securities or any Ordinary Shares issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Ordinary Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Ordinary Shares and it will take such further action as any holder or beneficial holder of such Securities or such

Ordinary Shares may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Securities or Ordinary Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Securities or such Ordinary Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 4.09. Resale of Certain Securities. During the period beginning on the date of issuance of the Securities and ending on the date that is one year thereafter, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 4.10. Commission Filings and Reports. The Company covenants that any documents or reports that the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company with the Trustee within 15 calendar days after the same is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” or the “IDEA” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.10. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.11. Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

Section 4.12. Additional Interest. If at any time Additional Interest become payable by the Company pursuant to Section 9.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.13. Additional Amounts.

(a) The Company will make all payments or deliveries on account of the Securities (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) without withholding or deducting on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of any jurisdiction in which the Company, or any entity that assumes the Company’s rights and obligations under the Securities (a “Surviving Person”) is or is deemed to be organized, resident or doing business for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, a “Relevant Jurisdiction”), unless the such withholding or deduction is required by law, rule, regulation or governmental policy having the force of law. If the Company is required to withhold or deduct any amount on account of Relevant Jurisdiction taxes, the Company or the Surviving Person, as the case may be, shall make such withholding or deduction and pay as additional interest the additional amounts (“Additional Amounts”) necessary so that the net amount received by each Holder of Securities after the withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the Holder would have received if the Relevant Jurisdiction taxes had not been withheld or deducted. Notwithstanding the foregoing, no additional amounts will be payable with respect to a payment made to a Holder of Securities (an “Excluded Holder”) in respect of the beneficial owner thereof:

(i) that is subject to such Relevant Jurisdiction taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Relevant Jurisdiction taxes (provided that in the case of any imposition of or change in any such certification, identification, information, documentation or other reporting requirements which applies generally to Holders or beneficial owners of Securities who are not residents of the Relevant Jurisdiction, it is possible to comply with such requirements without unreasonable effort and with no more than de minimis expense and the Company gives reasonably timely written notice, in accordance with Section 15.02, to the Trustee and the Holders of the Securities then outstanding of such imposition or change, as the case may be);

(ii) that would not have been subject to such Relevant Jurisdiction taxes but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership or other pass-through entity, limited liability company or corporation) and the taxing jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the taxing jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Security or the enforcement of any rights in respect of such Security or the receipt of any payment in respect thereof;

(iii) if the relevant Holder is an estate, nominee, trust, partnership, limited liability company, corporation or person other than the sole beneficial owner, to the extent that such payment would be required to be included in the income for tax purposes under the laws of the Relevant Jurisdiction of a beneficial owner that would not have been entitled to such Additional Amounts had that beneficial owner been the Holder thereof; or

(iv) any combination of the clauses (i), (ii) and (iii) above,

and no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge or any tax, duty, levy, import, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Securities (the “Excluded Taxes”).

(b) The Company will remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Additional Amounts will be paid in cash semi-annually on the applicable Interest Payment Date, at the Stated Maturity, on a Conversion Date, on a Redemption Date or on any Fundamental Change Purchase Date. Whenever in this Indenture there is mentioned, in any context, the payment of Principal Amount and interest or any other amount payable under, or with respect to, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(c) The Company will indemnify and hold harmless each Holder of Securities (other than an Excluded Holder) from any Relevant Jurisdiction taxes (other than Excluded Taxes) in respect of which any Additional Amounts are payable by but not paid by the Company, including any Relevant Jurisdiction taxes (other than Excluded Taxes) levied or imposed on the Holder with respect to any such indemnity payment.

(d) Neither the Trustee nor the Paying Agent shall have any duties or obligations with respect to the determination of Additional Amounts.

(e) Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 4.13 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Securities, and shall remain in full force and effect.

Section 4.14. Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.15. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Any notice required to be given under this Section 4.15 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

ARTICLE 5

OPTIONAL REDEMPTION

Section 5.01. Right to Redeem.

(a) The Securities may be redeemed in whole or in part at the option of the Company on or after July 20, 2012, if the Last Reported Sale Price of the Company’s Ordinary Shares has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of redemption (such redemption, an “Optional Redemption”).

(b) If the Company elects to redeem Securities pursuant to an Optional Redemption, the Redemption Price shall be payable in cash and shall be equal to 100% of the Principal Amount of Securities redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date; provided, however, that if Securities are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to Holders to whom the Principal Amount of the Securities being redeemed pursuant to the Optional Redemption is paid without regard to the Holders of record on the relevant Regular Record Date for the corresponding Interest Payment Date.

(c) The Company may not redeem any Securities pursuant to an Optional Redemption unless all accrued and unpaid interest thereon (including Additional Interest, if any) has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date.

(d) No Securities may be redeemed by the Company pursuant to an Optional Redemption if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

(e) Except as provided in this Section 5.01 and Section 6.01, the Securities shall not be redeemable by the Company.

Section 5.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the Securities to be redeemed (in Principal Amounts of $1,000 or multiples of $1,000) by lot, or on a pro rata basis or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The Nasdaq Global Select Market or any stock exchange on which the Ordinary Shares or other shares of Capital Stock of the Company are then listed, as applicable); provided however that no Security of a Principal Amount of $2,000 or less shall be redeemed in part. The Trustee shall make the selection within 7 days from its receipt of the Notice of Optional Redemption from the Company delivered pursuant to Section 5.03 from outstanding Securities not previously called for redemption.

Section 5.03. Notice of Optional Redemption. At least 20 days but not more than 60 days before a Redemption Date in connection with an Optional Redemption, the Company shall mail a notice of redemption (a “Notice of Optional Redemption”) by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.

The Notice of Optional Redemption shall specify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price

(c) the Applicable Conversion Rate and approximate Conversion Price;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Securities called for redemption may be converted at any time before the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

(f) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(g) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(h) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and Principal Amounts of the particular Securities to be redeemed;

(i) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(j) the CUSIP number of the Securities.

At the Company’s written request delivered at least 30 days prior to the date such Notice of Optional Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Optional Redemption to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.

Section 5.04. Effect of Notice of Optional Redemption. Once a Notice of Optional Redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Notice of Optional Redemption.

Section 5.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date in connection with an Optional Redemption, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 7. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Securities for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price of such Security. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 5.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination, which shall be $2,000 or a multiple of $1,000 in excess thereof, equal in Principal Amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of or exchange any Securities during a period beginning at the Open of Business 15 days before any selection for redemption of Securities and ending at the Close of Business on the earliest date on which the relevant Notice of Optional Redemption is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

If the Trustee selects a portion of a Holder’s Securities for Optional Redemption and the Holder converts a portion of such Holder’s Securities, the converted portion of such Holder’s Securities shall be deemed to be from the portion of the Holder’s Securities selected for redemption.

ARTICLE 6

REDEMPTION FOR TAX REASONS

Section 6.01. Redemption for Tax Reasons.

(a) The Company may, at its option, offer to redeem the Securities, in whole but not in part, at a Redemption Price payable in cash and equal to 100% of the Principal Amount of the Securities, plus accrued and unpaid interest (including Additional Interest, if any), to, but excluding, the Redemption Date, but without reduction for applicable taxes of the Relevant Jurisdiction, except in respect of certain Excluded Holders, if the Company (including any Surviving Person) has, or on the next Interest Payment Date would, become obligated to pay to the Holders Additional Amounts (that are more than a de minimis amount) as a result of any change occurring on or after July 9, 2009 in the laws or any rules or regulations of the Relevant Jurisdiction or any amendment or change on or after July 9, 2009 in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (such redemption, a “Tax Redemption”); provided, that the Company cannot avoid these obligations by taking commercially reasonable measures available to it and that the Company delivers to the Trustee an opinion of outside legal counsel specializing in Relevant Jurisdiction taxation and an Officers’ Certificate attesting to such change and obligation to pay Additional Amounts; provided further, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Regular Record Date, and the Redemption Price payable to the Holder who presents the security for redemption shall be 100% of the Principal Amount of such Security.

(b) Except as set forth in Section 5.01 and this Section 6.01 and , the Securities shall not be redeemable by the Company.

Section 6.02. Notice of Tax Redemption. At least 20 days but not more than 60 days before a Redemption Date in connection with a Tax Redemption, the Company shall provide a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address kept by the Security Registrar (a “Notice of Tax Redemption”); provided that in no event will the Company be obligated to give any Notice of Tax Redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts.

The Notice of Tax Redemption shall specify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price

(iii) the Applicable Conversion Rate and approximate Conversion Price;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Securities offered to be redeemed may be converted at any time before the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

(vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii) that Holders have the right to elect not to have their Securities redeemed by delivery to the Paying Agent a Notice of Election;

(viii) that Holders who wish to elect not to have their Securities redeemed or to withdraw such an election must satisfy the requirements set forth herein and in the Indenture;

(ix) that, at and after the Redemption Date, Holders who elect not to have their Securities redeemed will not receive any Additional Amounts on any payments with respect to such Securities solely as a result of the change or amendment in the tax laws of the Relevant Jurisdiction that caused such Additional Amounts to be paid (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise), and all future payments with respect to the Securities will be subject to the deduction or withholding of such Relevant Jurisdiction taxes required by law to be deducted or withheld as a result of such change or amendment;

(x) that Securities offered to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(xi) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Securities on and after the Redemption Date; and

(xii) the CUSIP number of the Securities.

At the Company’s written request delivered at least 30 days prior to the date such Notice of Tax Redemption is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give Notice of Tax Redemption to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.

Section 6.03. Holder’s Right to Elect.

(a) Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Securities redeemed, in which case the Company will not be obligated to pay any Additional Amounts on any payment with respect to such Securities solely as a result of the change or amendment in the tax laws of the Relevant Jurisdiction that caused such Additional Amounts to be paid (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after the relevant Redemption Date, and all future payments with respect to such Securities will be subject to the deduction or withholding of such Relevant Jurisdiction taxes required by law to be deducted or withheld as a result of such change or amendment.

(b) Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Company redeem its Securities pursuant to Section 6.02 must deliver to the Paying Agent a written notice of election (the “Notice of Election”) on the back of the Securities, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on a Business Day at least five Business Days prior to the Redemption Date. A Holder may withdraw any Notice of Election by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day prior to the Redemption Date. If no such election is made, the Holder will have its Securities redeemed without any further action.

Section 6.04. Effect of Notice of Tax Redemption. Once a Notice of Tax Redemption is given, Securities offered to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture and except for Securities described in Section 6.03. Upon surrender to the Paying Agent, such redeemed Securities shall be paid at the Redemption Price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 6.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date in connection with a Tax Redemption, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities offered to be redeemed which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 7. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Securities for which a Notice of Redemption has been given and with respect to which a Notice of Election has been made, then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price of such Security. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 6.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part pursuant to a Tax Redemption, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination, which shall be $2,000 or a multiple of $1,000 in excess thereof, equal in Principal Amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before any selection for redemption of Securities and ending at the Close of Business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

ARTICLE 7

CONVERSION

Section 7.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding July 15, 2014, to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or a multiple thereof, into Ordinary Shares.

(b) Notwithstanding the foregoing, if such Security is called for redemption under Section 5.01 or Section 6.01 (except for Securities described in Section 6.03), such conversion right shall terminate at the Close of Business on the second Scheduled Trading Day prior to the Redemption Date for such Security (unless the Company shall default on payment of the Redemption Price, when due, in which case the conversion right shall terminate at the Close of Business on the date such default is cured and such Security is redeemed). If a Holder of Securities has submitted Securities for purchase under Section 8.01, the Holder may convert such Securities only if the Holder first withdraws its Fundamental Change Purchase Notice pursuant to Section 8.03

(c) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d) A Holder of Securities is not entitled to any rights of a holder of Ordinary Shares until such Holder has converted its Securities, and only to extent such Securities are deemed to have been converted into Ordinary Shares pursuant to this Article 7.

Section 7.02. Conversion Procedure.

(a) Each Security shall be convertible at the office of the Conversion Agent.

(b) In order to exercise the conversion right with respect to any interest in Global Securities, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 7.03 and any transfer taxes if required pursuant to Section 7.08. In order to exercise the conversion right with respect to any Physical Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or facsimile of the conversion notice and deliver such notice to a Conversion Agent;

(ii) surrender the Security to a Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay any transfer or similar tax; and

(v) if required, pay funds equal to interest payable on the Next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(c).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”

(c) On the third Business Day immediately following the Conversion Date, the Company shall issue and shall deliver to Holder at the office of the Conversion Agent, a certificate or certificates for the number of full Ordinary Shares issuable in respect of such conversion in accordance with the provisions of this Article 7. In case any Securities of a denomination greater than $2,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to him, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in Section 7.01(b) have been satisfied as to such Securities (or portion thereof); provided, however, that the person in whose name any certificate or certificates for Ordinary Shares shall be issuable upon such conversion shall be deemed to have become as of the relevant Conversion Date the Holder of record of the Ordinary Shares represented thereby; provided further, that in case of any such surrender on any date when the share transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such share transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Securities shall be surrendered.

(d) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(e) Each share certificate representing Ordinary Shares issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit B hereto.

Section 7.03. Settlement upon Conversion.

(a) With respect to any conversion of Securities, if any, the Company shall, subject to the provisions of this Article 7, deliver to converting Holders, in respect of each $1,000 Principal Amount of Securities being converted, a number of Ordinary Shares equal to the Applicable Conversion Rate.

(b) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest (including Additional Interest, if any) unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates.

(c) If Securities are converted after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Securities at the Close of Business on such Regular Record Date will receive the interest (including Additional Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on the Securities so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date preceding the Stated Maturity; (ii) if the Company has specified a Redemption Date that is after a Regular Record Date on or prior to the third Scheduled Trading Day after the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the third Scheduled Trading Day after the corresponding Interest Payment Date; or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(d) The Company shall not issue fractional shares upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Securities, the Company shall make payment an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Ordinary Shares on the relevant Conversion Date by such fractional share and rounding the product to the nearest whole cent.

(e) By delivery to the Holder of the full number of Ordinary Shares, together with any cash payment for fractional shares, issuable upon conversion, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Securities and all accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Conversion Date. Upon conversion of the Securities, all accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case such payment shall be made to the Holder of the converted Securities as of the Close of Business on the Regular Record Date.

Section 7.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Securities participate, at the same time as Holders of the Ordinary Shares, as a result of holding the Securities, in any of the transactions described in this Section 7.04 without having to convert their Securities as if such Holders held a number of Ordinary Shares equal to the Applicable Conversion Rate, multiplied by the Principal Amount of Securities held by such Holders, divided by $1,000.

(a) If the Company issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date

OS0	=	the number of Ordinary Shares outstanding immediately prior to such Ex-Dividend Date or effective date; and

OS1	=	the number of the Ordinary Shares outstanding immediately after the open of business on such Ex-Dividend Date or effective date.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, or the outstanding Ordinary Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or to effect such split or combination to the Conversion Rate that would then be in effect if such dividend, distribution or share split or share combination had not been declared or announced.

(b) If the Company distributes to all or substantially all Holders of the Ordinary Shares any rights or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such distribution to subscribe for or purchase Ordinary Shares, at a price per share less than the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If such rights or warrants are not so issued, the Conversion Rate will be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed. In addition, to the extent that Ordinary Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase Ordinary Shares at less than such average of the Last Reported Sale Prices, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire Company’s Capital Stock or other securities, to all or substantially all Holders of Ordinary Shares, excluding

(i) dividends or distributions and rights or warrants described in Section 7.04(a) or Section 7.04(b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this Section 7.04(c) apply;

then the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision will be made so that each Holder of Securities shall receive on the date on which the distributed property is distributed to Holders of the Ordinary Shares, for each $1,000 Principal Amount of the Securities, the amount of distributed property such Holder would have received had such Holder owned a number of Ordinary Shares equal to the Conversion Rate on the record date for such distribution; provided further that if the Board of Directors determines “FMV” for purposes of the foregoing adjustment by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Ordinary Shares over the ten consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit ( “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period (as defined below);

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to Holders of the Ordinary Shares applicable to one Ordinary Share over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Ordinary Shares over the Valuation Period.

Such adjustment to the Conversion Rate shall become effective on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Applicable Conversion Rate.

(d) If the Company pays cash dividends or other distributions to all or substantially all holders of Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to Holders of Ordinary Shares.

Such adjustment to the Conversion Rate shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the Last Reported Sale Price of the Ordinary Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of Ordinary Shares over the 10 consecutive trading-day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment to the Conversion Rate shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Applicable Conversion Rate.

(f) If the application of the formulas provided in Section 7.04(a), 7.04(b), 7.04(c), 7.04(d) or 7.04(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination and subject to the Company’s right to readjust the Conversion Rate pursuant to this Section 7.04).

(g) In addition to those Conversion Rate adjustments required by Sections 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market (including Market Rule 5635) or the applicable rules of any stock exchange on which the Company’s Ordinary Shares are listed at the relevant time, the Company from time to time (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest and (ii) may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to Holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with any dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 7.04(g), the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) Except as set forth in this Section 7.04 or Section 7.07, no adjustment to the Conversion Rate will be made. Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company, or assumed by the Company, or any of the Company’s Subsidiaries;

(iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv) for a change in the par value of the Ordinary Shares; or

(v) for accrued and unpaid interest (including Additional Interest, if any).

(i) Adjustments to the Conversion Rate under this Article 7 shall be shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of the Securities (solely with respect to the Securities to be converted), the Company shall give effect to all adjustments that Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the

Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s last address appearing on the list of Holders provided for in Section 3.06, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 7.04 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Securities converted after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03.

(l) For purposes of this Section 7.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(m) The Company shall not take any voluntary action to increase the Conversion Rate of the Securities pursuant to this Section 7.04 without complying, if applicable, with the shareholder approval rules of The Nasdaq Global Select Market (including Market Rule 5635) or any stock exchange on which the Company’s Ordinary Shares are listed at the relevant time.

Section 7.05. Effect of Reclassification, Consolidation, Merger or Sale. In the case of (i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, in each case as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event: the Company shall execute with the Trustee a supplemental indenture permitted under Section 14.01 providing for the right to convert a Security into a the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of Ordinary Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that any increase in the Conversion Rate pursuant to Section 7.07 shall no longer be in effect with respect to the event constituting such Fundamental Change after the related Fundamental Change Purchase Date. If such Merger Event causes the Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the Holders of the Ordinary Shares that affirmatively make such an election.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 7.05 applies to any event or occurrence, Section 7.04 shall not apply.

Section 7.06. Adjustments of Prices. Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such prices are to be calculated. Such adjustments will be effective as of the effective date of the adjustment to the Conversion Rate.

Section 7.07. Adjustment upon Certain Fundamental Changes.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional Ordinary Shares (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company will deliver Ordinary Shares, including the Additional Shares, as provided under Section 7.03; provided, however, that if the consideration for the Ordinary Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of the Securities following the Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Share Price for the transaction and will be deemed to be an amount equal to the Applicable Conversion Rate (including any adjustment as described in this Section 7.07) multiplied by such Share Price. In such event, the conversion obligation will be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per Ordinary Share in the Make-Whole Fundamental Change. If the Holders of the Ordinary Shares receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per Ordinary Share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares over the five Trading-Day period ending on, and including, the Trading Day preceding the Effective Date of such Make-Whole Fundamental Change.

(d) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the share price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 7.04.

(e) The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table,

the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year.

(ii) If the Share Price is greater than $100.00 per share (subject to adjustment as set forth in clause (d) of this Section), no Additional Shares will be added to the Conversion Rate.

(iii) If the Share Price is less than $10.49 per share (subject to adjustment as set forth in clause (d) of this Section), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 95.3288 per $1,000 Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 7.04.

(f) If a Holder of Securities elects to convert its Securities prior to the Effective Date of any Fundamental Change, and the Fundamental Change does not occur, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(g) The Company will notify Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 7.08. Taxes on Shares Issued. Any issue of share certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.09. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Ordinary Shares issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Ordinary Shares at such adjusted Conversion Price.

The Company covenants that all Ordinary Shares that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

The Company shall use its reasonable efforts to list or cause to have quoted any Ordinary Shares to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Ordinary Shares is then listed or quoted.

Section 7.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 7.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 7.11. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on Ordinary Shares that would require an adjustment in the Conversion Rate pursuant to Section 7.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of the Ordinary Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Ordinary Shares (other than a subdivision or combination of its outstanding Ordinary Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 7.12. Shareholder Rights Plan. Each Ordinary Share issued upon conversion of Securities pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any subsequent shareholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all Holders of the Ordinary Shares, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 7.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to Ordinary Shares, the rights described therein with respect to such Ordinary Shares (unless such rights or warrants have separated from the Ordinary Shares) shall not constitute a distribution of rights or warrants that would entitle the Holder to an adjustment to the Conversion Rate.

Section 7.13. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error, and set forth in a Board Resolution.

ARTICLE 8

PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 8.01. Purchase at Option of Holders upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time prior to the Stated Maturity of the Securities, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities or any portion thereof that is equal to $1,000 or a multiple of $1,000 Principal Amount, on a Business Day specified by the Company that is no earlier than the 20th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice (as defined below), subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, if the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest (including Additional Interest, if any) to the Holder of record as of the corresponding Regular Record Date.

Purchases of Securities under this Section 8.01 shall be made, at the option of the Holder thereof upon:

(i) delivery to the Paying Agent a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Securities on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify:

(A) if the Securities are Physical Securities, the certificate numbers of the Holder’s Securities to be delivered for purchase or if such Securities are not Physical Securities, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants, including Clearstream and/or Euroclear;

(B) the portion of the Principal Amount of the Holder’s Securities to be purchased, which must be $1,000 or a multiple thereof; and

(C) that the Holder’s Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the purchase right;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(viii) if applicable, that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 8.03; and

(ix) the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 8.01.

(c) No Payment During Events of Default. Notwithstanding the foregoing, no Securities may be purchased by the Company at the option of the Holders pursuant to this Section 8.01 if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date

(d) Payment of Fundamental Change Purchase Price. The Securities to be purchased pursuant to this Section 8.01 shall be paid for in cash.

Section 8.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 8.01(a), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 8.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 8.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 8.01(a).

Section 8.03. Withdrawal of Fundamental Change Purchase Notice.

(a) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i) the Principal Amount of the withdrawn Securities;

(ii) if the Securities are Physical Securities, the certificate numbers of the withdrawn Securities, or if such securities are not Physical Securities, the notice must comply with appropriate procedures of the Depositary and its direct and indirect participants, including Clearstream and/or Euroclear; and

(iii) the Principal Amount of such Securities that remains subject to the original Fundamental Change Purchase Notice.

Section 8.04. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 8.04. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Close of Business on second Business Day following the Fundamental Change Purchase Date, then immediately following the Fundamental Change Purchase Date, (a) any such Security will cease to be outstanding and interest, including Additional Interest if any, will cease to accrue thereon on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or transfer of such Security).

Section 8.05. Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased; provided that in no event shall a Security of a Principal Amount of $2,000 or less be redeemed in part.

Section 8.06. Covenant to Comply With Securities Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 8.01 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 8.01 to be exercised in the time and in the manner specified in Section 8.01.

Section 8.07. Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest (including Additional Interest, if any) or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE 9

EVENTS OF DEFAULT; REMEDIES

Section 9.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default by the Company in any payment of interest (including Additional Interest, if any) on any Securities when due and payable and such default continues for a period of 30 days;

(b) default in the payment of the Principal Amount of any Security when due and payable at the Stated Maturity, Redemption Date, Fundamental Change Purchase Date or otherwise;

(c) failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture upon exercise of a Holder’s conversion right hereof and such default continues for a period of five Business Days;

(d) failure by the Company to provide the Fundamental Change Company Notice to Holders required pursuant to Section 8.01(b) hereof when due;

(e) failure by the Company to comply with its obligations under Article 10 hereof;

(f) failure by the Company in the performance of any other covenant or agreement of the Company in the Securities or in this Indenture other than those referred to in other clauses of this Section 9.01, and such default continues for a period of 60 days after receipt by the Company of a Notice of Default;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any indebtedness for borrowed money in excess of $25,000,000 in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness in an amount exceeding $25,000,000 being accelerated or (ii) from a failure to pay the principal of any such debt in an amount exceeding $25,000,000 when due and payable at its stated maturity, upon required repurchase or upon acceleration (beyond any applicable grace period relating to such debt), without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default (provided, however, that if any such acceleration or failure referred to in (i) or (ii) of this Section 9.01(g) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred);

(h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(i) the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company’s Paying Agent or any Holder.

Section 9.02. Acceleration of Maturity: Waiver of Past Defaults and Rescission.

(a) If an Event of Default (other than those specified in Section 9.01(h) and 9.01(i) involving the Company, and as otherwise provided in Section 9.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Securities may declare 100% of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) on all the outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(h) or Section 9.01(i) involving the Company, 100% of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) on all outstanding Securities will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in aggregate Principal Amount of the outstanding Securities, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 9 provided, rescind any such acceleration with respect to the Securities and its consequences, except, in each case, an uncured Default described in Section 9.01(a) or Section 9.01(b), or in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

(i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all existing Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) on Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Upon any such waiver, the Default which has been waived shall cease to exist and any Event arising therefrom shall be deemed to have been cured, for every other purpose of the Indenture; but not such waiver shall extend to any subsequent or other Default or impair any right consequent.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.03. Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date on which any of the Securities are originally issued, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), and the Company has not cured such failure to timely file within 14 days after such failure, or the Securities are not otherwise freely tradable, including pursuant to Rule 144 of the Exchange Act, by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities which shall accrue on the Securities (i) at the rate of 0.25% per annum of the Principal Amount of Securities outstanding for each day during the first 90 days of such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable (ii) at the rate of 0.50% per annum of the Principal Amount of Securities outstanding for each day after the first 90 days of the period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable (in the case of either clause (i) or clause (ii) of this Section 9.03(a), ending on the date that is one year from the last date on which any of the Securities are originally issued). The Additional Interest payable pursuant to this Section 9.03(a) will be in additional to any Additional Interest that may accrue pursuant to Section 9.03(b). Any Additional Interest payable pursuant to this Section 9.03(a) will be payable at the same time, in the same manner and to the same persons as ordinary interest is payable pursuant to Section 2.03.

(b) Notwithstanding the anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.10 hereof and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will (i) for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% of the Principal Amount of outstanding Securities and (ii) from the 91st day until the 180th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.50% of the Principal Amount of outstanding Securities. The Additional Interest payable pursuant to this Section 9.03(b) will be in addition to any Additional Interest that may accrue pursuant to Section 9.03(a). If the Company so elects, the Additional Interest payable under this Section 9.03(b) will be payable on all outstanding Securities from and including the date on which such Event of Default first occurs to, but excluding, the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, Additional Interest payable pursuant to this Section 9.03(b) will cease to accrue and the Securities will be subject to acceleration as provided in Section 9.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 9.03(b) upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 9.02. Any Additional Interest payable pursuant to this Section 9.03(b) will be payable at the same time, in the same manner and to the same persons as ordinary interest is payable pursuant to Section 2.03.

In order to elect to pay the Additional Interest payable pursuant to this Section 9.03(b) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.10 in accordance with the immediately preceding paragraph, the Company must (i) notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Securities will be immediately subject to acceleration as provided in Section 9.02.

Section 9.04. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) at the Stated Maturity thereof or in the payment of the Fundamental Change Purchase Price or Redemption Price in respect of any Security, the

Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 9.05. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to

Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 11.07;

SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Fundamental Change Purchase Price , Redemption Price or interest (including Additional Interest, if any) as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 9.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 9.01(a) or Section 9.01(b)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv) the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this

Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 9.08. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Fundamental Change Purchase Price, Redemption Price or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Fundamental Change Purchase Date, any Redemption Date or otherwise, as applicable, and to convert the Securities in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 9.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 9.12. Control by Holders. The Holders of a majority in aggregate Principal Amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, if an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. Furthermore, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 9.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after the Stated Maturity of such Security or the Fundamental Change Purchase Date.

Section 9.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.15. Violations of Certain Covenants. A violation of Section 4.10 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

ARTICLE 10

MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 10.01. Company May Consolidate, etc., only on Certain Terms. The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer or lease all or substantially all of Company’s assets to another Person or group of affiliated persons, except that the Company may consolidate or merge with, or sell, convey, transfer or lease all or substantially all of its assets to another person if:

(i) the Company is the surviving Person or the resulting, surviving or successor Person (the “Successor Company”) (if other than the Company) is a corporation organized and existing under the laws of the Republic of Singapore, the United States of America, any State of the United States of America or the District of Columbia or a public company limited by shares organized and existing under the laws of the Republic of Singapore and such Successor Company (if not the Company) expressly assumes by an indenture supplemental hereto all obligations of the Company under this Indenture, including payment of the Principal Amount and interest (including Additional Interest, if any) on the Securities, and the performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company; and

(ii) immediately after giving effect to such transaction, no Default under this Indenture has occurred and is continuing.

Section 10.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of substantially all of the Company’s assets to another Person in accordance with Section 10.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter. If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this indenture and the Securities, except in the case of a lease of all or substantially all of its properties and assets.

ARTICLE 11

THE TRUSTEE

Section 11.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(B) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Securities at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Securities; and

(c) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of Principal Amount or interest on any of the Securities or Fundamental Change Purchase Price), the Trustee shall be protected in withholding such notice if and so long as a committee of officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 11.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:

(a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 11.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 11.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

Section 11.06. Monies to be Held in Trust. Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08. Officers’ Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 11.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 11.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months may, subject to the provisions of Section 9.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.13, any Holder who has been a bona fide Holder of a Security or

Securities for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 11.13. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 12.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 12.02. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 12.03. Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(a) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

Section 12.04. Reports by Company.

(a) Upon qualification, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission; provided that the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” or “IDEA” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 12.04.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, cash or Ordinary Shares sufficient to pay at Stated Maturity, upon any Redemption Date or Fundamental Change Date or upon redemption of all of the Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest (including Additional Interest, if any) due or to become due to such Stated Maturity, Redemption Date of Fundamental Change Purchase Date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of principal of and interest (including Additional Interest, if any) on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 13.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Additional Interest, if any).

Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest (including Additional Interest, if any) on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest (including Additional Interest, if any) on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 13.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 14

SUPPLEMENTAL INDENTURES

Section 14.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to cure any ambiguity or correct any inconsistent or otherwise defective provision contained herein, so long as such action will not adversely affect the interest of the Holders; provided that any such amendment made solely to conform the provisions of this Indenture to the description thereof contained in the Final Offering Memorandum, will be deemed not to adversely affect the interests of the Holders;

(ii) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained herein;

(iii) to add guarantees with respect to the Securities;

(iv) to secure the Securities;

(v) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(vi) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;

(viii) to provide for the issuance of Additional Securities in accordance with the provisions of Section 3.01 hereof, to the extent that the Company deems such amendment or supplement to be necessary or advisable in connection with such issuance; provided that, no such amendment or supplement may impair the rights or interests of any Holder; or

(ix) to conform the provisions of this Indenture to the “Description of Notes” section in the Final Offering Memorandum.

Section 14.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby, among other things:

(i) reduce the percentage in Principal Amount of Securities whose Holders must consent to an amendment of this Indenture or to waive any past default;

(ii) reduce the rate or extend the time of payment of any interest (including Additional Interest, if any) on any Security;

(iii) reduce the Principal Amount of, or extend the Stated Maturity of, any Security;

(iv) make any change that adversely affects the conversion rights of any Security;

(v) reduce the Redemption Price or the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi) make any principal or interest payable in a currency other than that stated in the Securities;

(vii) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii) change the ranking of the Securities; or

(ix) modify any of the provisions of this Section 14.02 or Section 9.02(b).

It shall not be necessary for any Act of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 14.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 14.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 14.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Act.

Section 14.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 14.07. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Holder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.

ARTICLE 15

MISCELLANEOUS

Section 15.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 15.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Verigy Ltd.

No. 1 Yishun Avenue 7

Singapore 768923

Attention: Chief Financial Officer

with a copy to:

Verigy Ltd.

c/o Verigy US, Inc.

10100 N. Tantau Avenue

Cupertino, California 95104

Attention: Chief Financial Officer

Fax: (408) 864-2900

if to the Trustee:

U.S. Bank National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Attention: Corporate Trust Services

(Verigy 5.25% Convertible Senior Notes due 2014)

Fax: (213) 615-6197

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.

Section 15.03. Communication by Holders with other Holders. Holders may communicate pursuant to § 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of § 312(c) of the Trust Indenture Act.

Section 15.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 15.05. When Securities Are Disregarded. In determining whether the Holders of the required Principal Amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 15.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 15.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest, if any) shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Stated Maturity of any Security is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on at the Stated Maturity.

Section 15.08. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 15.09. No Recourse against Others. An incorporator, director, officer, employee, Affiliate or shareholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 15.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 15.12. [Reserved].

Section 15.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 15.14. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 15.15. Calculations. Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Securities. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 15.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 15.17. Consent to Jurisdiction; Consent to Service of Process.

(a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Securities, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. The Company further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Company at CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Securities in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 15.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

VERIGY LTD.

By:	/s/ Robert J. Nikl
Name:	Robert J. Nikl
Title:	Chief Financial Officer

By:	/s/ Kenneth M. Siegel
Name:	Kenneth M. Siegel
Title:	Vice President and General Counsel

[Trustee Signature Follows]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 Principal Amount of Securities for each Share Price and Effective Date set forth below:

Share Price
Effective Date	$10.49	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$17.05	$18.00	$20.00	$30.00	$40.00	$50.00	$75.00	$100.00
7/15/2009	19.0657	18.9156	16.3235	14.2238	12.5021	11.0749	9.8801	9.8296	8.8710	7.2744	3.4311	2.0346	1.3421	0.5579	0.2300
7/15/2010	19.0657	17.4674	14.7147	12.5144	10.7371	9.2880	8.0964	8.0470	7.1087	5.5910	2.2985	1.3030	0.8542	0.3565	0.1402
7/15/2011	19.0657	15.9602	12.8388	10.3787	8.4304	6.8813	5.6460	5.5966	4.6582	3.2305	0.8352	0.4321	0.2906	0.1273	0.0469
7/15/2012	19.0657	14.4878	10.6722	7.5510	4.9971	2.9326	1.3420	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
7/15/2013	19.0657	13.4124	9.7071	6.8240	4.5576	2.7808	0.8052	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
7/15/2014	19.0657	7.0702	0.6600	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

Form of Fundamental Change Purchase Notice

                    ,

U.S. Bank National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Attention: Corporate Trust Services

(Verigy 5.25% Convertible Senior Notes due 2014)

Fax: (213) 615-6197

Re:	Verigy Ltd. (the “Company”)

  5.25% Convertible Senior Notes due 2014

This is a Fundamental Change Purchase Notice as defined in Section 8.01(a) of the Indenture dated as of July 14, 2009 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:
(if certificated)

I intend to deliver the following aggregate

Principal Amount of Securities for purchase by the

Company pursuant to Section 8.01 of the Indenture

(in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

EXHIBIT B

[THIS SECURITY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO VERIGY LTD. OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]